UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 23, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreement

On June 23, 2010, Lighting Science Group Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Pegasus Partners IV, L.P. (“Pegasus IV”), whereby the Company agreed to issue and sell to Pegasus IV 235,295 units (the “Series E Units”) of its securities at a price per Series E Unit of $127.50, for an aggregate purchase price of $30,000,112.50. Each Series E Unit consists of: (a) one share of the Company’s newly designated Series E Non-Convertible Preferred Stock (“Series E Preferred Stock”) and (b) a warrant (the “Warrant”) representing the right to purchase 50 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a price per share of $7.00, subject to adjustment (collectively, the “Series E Preferred Offering”). Pursuant to the Subscription Agreement, the Company agreed to apply a portion of the proceeds of the Series E Preferred Offering to repay all amounts outstanding under the Company’s line of credit with the Bank of Montreal (“BMO”). On June 24, 2010, the Company repaid all outstanding principal amounts on the BMO facility. The Company and Pegasus IV subsequently agreed that the Company would reduce the line of credit from $10 million to $2 million, subject to BMO’s approval.

Pegasus IV is the Company’s largest stockholder and beneficially owned approximately 87.3% of the Company’s common stock as of May 12, 2010 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended).

The Company’s Committee of Independent Directors, which is comprised entirely of independent directors, approved the Series E Preferred Offering (including the Support Services Agreement (described below)) and engaged an independent financial advisor to assist in evaluating and negotiating the transaction.

Series E Preferred Stock

In conjunction with the Series E Preferred Offering, on June 23, 2010, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware setting forth the designation, preferences, dividends, voting rights and other special rights of the Series E Preferred Stock.

The Series E Preferred Stock consists of 1,000,000 shares, par value $0.001 per share, and shares will initially be issued pursuant to the terms of the Subscription Agreement. Each share of Series E Preferred Stock will be issued as part of a Series E Unit consisting of one share of Series E Preferred Stock and a Warrant representing the right to purchase 50 shares of the Company’s Common Stock, at a price per share of $7.00, subject to adjustment.

Each share of Series E Preferred Stock is entitled to an annual cumulative dividend of 13.454% of the liquidation value of such share (which initially will be the $127.50 purchase price), which compounds annually on the date of issuance and accrues to liquidation value only. The dividend consists of two parts, such that 5.454% of the purchase price will be a non-cash dividend credited to the account of the holder and may only be used, subject to certain limitations, for purposes of satisfying the exercise price payable upon exercise of the Warrants and will not be payable to the holder in cash upon redemption. The remaining 8% of the purchase price will be payable in cash or other property solely upon the redemption of the Series E Preferred Stock. Except with respect to funding payment of all or a portion of the exercise price of a holder’s Warrants, the Series E Preferred Stock may not be exchanged or converted into other securities. The Series E Preferred Stock ranks junior to the liquidation preferences of the holders of the Company’s Series B and Series C Preferred Stock, pari passu with the Company’s Series D Preferred Stock and senior to the liquidation preferences of holders of the Company’s Common Stock. Shares of the Series E Preferred Stock must be redeemed by the Company on the eighth anniversary of the date of issuance or upon an earlier change of control of the Company. Except as required by law and with certain exceptions, the Series E Preferred Stock does not have voting rights. Shares of Series E Preferred Stock may only be transferred in conjunction with the transfer of whole Series E Units.

Warrant Agreement

Concurrent with the execution of the Subscription Agreement, on June 23, 2010, the Company and Pegasus IV entered into a Warrant Agreement (the “Warrant Agreement”) setting forth the terms and conditions of the Warrants, whereby Pegasus IV may purchase shares of Common Stock, upon exercise of the Warrant(s) issued in conjunction with the Series E Preferred Offering. As discussed above, each Warrant represents the right to purchase 50 shares of the Company’s Common Stock, at a price per share of $7.00, subject to adjustment. Pursuant to the terms of the Warrant Agreement, the shares of Series E Preferred Stock and Warrants comprising the Series E Units are immediately separable upon notice to the Company. The Warrant Agreement also provides for certain anti-dilution protections. Pursuant to the Series E Preferred Offering, Pegasus IV received Series E Units, which are comprised of Warrant(s) to purchase 11,764,750 shares of Common Stock in the aggregate.

Support Services Agreement

On June 23, 2010, in conjunction with the execution of the aforementioned Subscription Agreement and Warrant Agreement, and as an inducement for the Series E Preferred Offering, the Company entered into a Support Services Agreement (the “Support Services Agreement”), whereby the Company agreed to pay Pegasus Capital Advisors, L.P. (“Pegasus Advisors”) $750,000 as reimbursement for prior financial, strategic planning, monitoring and other related services previously provided by Pegasus Advisors, and to pay $187,500 for the next four calendar quarters and then $125,000 for each of the four calendar quarters thereafter in exchange for such services during such periods.

Copies of the Subscription Agreement, Certificate of Designation, Warrant Agreement and Support Services Agreement are filed as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. You are encouraged to read the Subscription Agreement, Certificate of Designation, Warrant Agreement and Support Services Agreement for a more complete understanding of their terms and conditions. The foregoing descriptions of the Subscription Agreement, Certificate of Designation, Warrant Agreement and Support Services Agreement are qualified in their entirety by reference to the full text of the Subscription Agreement, Certificate of Designation, Warrant Agreement and Support Services Agreement.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the terms of the Subscription Agreement and the Company’s issuance of 235,295 Series E Units to Pegasus IV. The Series E Units were issued for $127.50 per Series E Unit, and each Series E Unit consisted of: (a) one share of the Company’s Series E Preferred Stock and (b) a Warrant representing the right to purchase 50 shares of the Company’s Common Stock, at a price per share of $7.00, subject to adjustment. Such sale of Series E Units was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.

Item 3.03	Material Modification to Rights of Security Holders.

On June 23, 2010, the Company received a consent and waivers from Pegasus IV, the holder of more than a majority of the then outstanding shares of Series D Non-Convertible Preferred Stock (the “Series D Preferred Stock”) of the Company and the previously issued and outstanding warrants issued in conjunction with the Series D Preferred Stock (the “Series D Warrants”) pursuant to which Pegasus IV consented to the creation and issuance of the Series E Preferred Stock composing part of the Series E Units and waived any anti-dilution adjustments that may be required pursuant to certain provisions contained in the Series D Warrants as a result of certain issuances of securities by the Company.

See also Items 1.01 and 5.03 of this Current Report on Form 8-K. The information in Items 1.01 and 5.03 of this Current Report on Form 8-K is incorporated in this Item 3.03 by reference.

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2010, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware setting forth, among other things, the designation, preferences, dividends, voting rights and other special rights of the Company’s Series E Preferred Stock. See also Item 1.01 of this Current Report on Form 8-K. The information in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 5.03 by reference

Item 5.07	Submission of Matters to a Vote of Security Holders.

As discussed in Item 3.03 of this Current Report on Form 8-K, the Company received a consent and waiver from Pegasus IV, the holder of more than a majority of the outstanding shares of Series D Preferred Stock as of June 23, 2010. Pursuant to the terms of the Certificate of Designation governing the Series D Preferred Stock, the Company was required to obtain the consent of the holders of at least a majority of the outstanding shares of Series D Preferred Stock prior to creating or issuing the Series E Preferred Stock composing part of the Series E Units because the Series E Preferred Stock ranks equal to the Series D Preferred Stock with respect to rights upon liquidation or dissolution of the Company. See also Item 3.03 of this Current Report on Form 8-K. The information in Item 3.03 of this Current Report on Form 8-K is incorporated in this Item 5.07 by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit

4.1	Certificate of Designation of Series E Non-Convertible Preferred Stock

10.1	Subscription Agreement, dated as of June 23, 2010, between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.2	Warrant Agreement, dated as of June 23, 2010, between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.3	Support Services Agreement, dated as of June 23, 2010, between Lighting Science Group Corporation and Pegasus Capital Advisors, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: June 29, 2010	By:	/s/ John D. Mitchell, Jr.
	Name:	John D. Mitchell, Jr.
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Description of Exhibit

4.1	Certificate of Designation of Series E Non-Convertible Preferred Stock

10.1	Subscription Agreement, dated as of June 23, 2010, between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.2	Warrant Agreement, dated as of June 23, 2010, between Lighting Science Group Corporation and Pegasus Partners IV, L.P.

10.3	Support Services Agreement, dated as of June 23, 2010, between Lighting Science Group Corporation and Pegasus Capital Advisors, L.P.